ARTICLES OF INCORPORATION

                                       OF

                        EMPIRE FINANCIAL HOLDING COMPANY

         The undersigned incorporator does hereby make, subscribe, file and acknowledge these Articles of Incorporation for the purpose of forming a corporation under the Florida Business Corporation Act (the "FBCA").

                                  ARTICLE FIRST
                                  -------------

                            NAME AND PRINCIPAL OFFICE

         The name of the corporation (hereinafter called the "Corporation") is Empire Financial Holding Company, and the Corporation's principal office and mailing address is 1385 West State Road 434, Longwood, Florida 32750.

                                 ARTICLE SECOND
                                 --------------

                        REGISTERED AGENT NAME AND ADDRESS

         The name and address of the Corporation's registered agent is Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

                                  ARTICLE THIRD
                                  -------------

                                  CAPITAL STOCK

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock (the "Common Stock"), par value $.01 per share and (ii) 1,000,000 shares of preferred stock (the "Preferred Stock"), par value $.01 per share.

         The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Common Stock and the Preferred Stock are as follows:

         A.       COMMON STOCK

                  1. Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of Preferred Stock by these Articles of Incorporation, the Common Stock shall have exclusive voting rights on all matters requiring a vote of shareholders, voting together with the holders of Preferred Stock, as one class.

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                  2. Other Rights. Each share of Common Stock issued and
outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the FBCA, the holders of Common Stock shall have exclusively all other rights of shareholders.

         B.       PREFERRED STOCK

                  The Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the FBCA, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

                           (a) the designation or designations of such series
and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

                           (b) the rate or amount and times at which, and the
preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

                           (c) the rights and preferences, if any, of the
holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

                           (d) the full or limited voting rights, if any, to be
provided for shares of such series, in addition to the voting rights provided by law;

                           (e) the times, terms and conditions, if any, upon
which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

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                           (f) the rights, if any, of holders of shares of such
series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

                           (g) the limitations, if any, applicable while such
series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

                           (h) the conditions or restrictions, if any, upon the
issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

                           (i) any other relative powers, preferences and
participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of these Articles of Incorporation or the FBCA as then in effect.

                                 ARTICLE FOURTH
                                 --------------

                                  INCORPORATOR

         The name and mailing address of the incorporator are as follows:

                           Manuel R. Valcarcel, Esq.
                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue,
                           Miami, Florida 33131

                                  ARTICLE FIFTH
                                  -------------

    ELECTION NOT TO BE GOVERNED BY SECTIONS 607.0901 AND 607.0902 OF THE FBCA

         The Corporation expressly elects not to be governed by the provisions of Section 607.0901 of the FBCA. Section 607.0902 of the FBCA shall not apply to control-share acquisitions of shares of the Corporation.


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                                  ARTICLE SIXTH
                                  -------------

                                 INDEMNIFICATION

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the FBCA, as the same exists or hereafter may be amended, (iv) for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, or (v) for any transaction from which the director derived an improper personal benefit.

         If the FBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors shall be eliminated or limited to the full extent authorized by the FBCA, as amended.

         The Corporation shall indemnify any present or former officer, director, employee or agent of the Corporation to the fullest extent permitted by law.

         Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.



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         IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged these Articles of Incorporation this 15 day of February, 2000.

                                           /s/ Manuel Valcarcel
                                           --------------------
                                           Manuel R. Valcarcel, Incorporator

                  ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT
                  ---------------------------------------------

         The undersigned, having been named the Registered Agent of Empire Financial Holding Company, hereby accepts such designation and is familiar with, and accepts the obligations of such position, as provided in Section 607.0505 of the FBCA.

                                           CORPORATION SERVICE COMPANY

                                           By: /s/ Brian Courtney
                                           ----------------------
                                               Name: Brian Courtney
                                               --------------------
                                               Title: Asst. V.P.
                                               -----------------

                                           Dated: February 16, 2000



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